EXHIBIT 99.1

Exponent Reports Fourth Quarter and Fiscal Year 2023 Financial Results

MENLO PARK, Calif., Feb. 01, 2024 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the fourth quarter and fiscal year 2023 ended December 29, 2023.

“Exponent’s world class team of experts delivered a 7% increase in net revenues in 2023, advising clients across industries with a highly diversified portfolio of services. Notably, our reactive business grew in the high-teens year over year, driven by robust failure investigations and dispute-related work. Exponent’s leadership in high-profile failure analysis, from wildfire events to advanced transportation and more, has continued to expand as we further differentiate our experience in this portion of the business,” commented Dr. Catherine Corrigan, President and Chief Executive Officer.

“As reactive work expanded, our team also continued to address clients’ critical needs throughout the product lifecycle. While proactive revenues for the consumer electronics sector declined due to ongoing industry headwinds and product lifecycle timing, the remainder of our proactive portfolio grew in the mid-single digits for the full year.”

“Looking ahead, we expect 2024 demand for our reactive services to remain on pace with 2023 levels as a result of the high hurdle rate for year-over-year comparisons. Constrained budgets and project delays stemming from ongoing macroeconomic uncertainty are impacting litigation as well as proactive work, and we will continue to face headwinds in the consumer electronics sector,” continued Dr. Corrigan. “In this dynamic environment, we remain keenly focused on new business development and strategic investments in growth opportunities, as well as aligning our resources and costs with anticipated demand. We will continue to position Exponent on the cutting edge of innovation supported by our world class team and differentiated capabilities, and remain confident in our ability to deliver long-term profitable growth and value for our shareholders.”

Fourth Quarter Financial Results

Total revenues decreased 3.5% to $122.9 million in the fourth quarter of 2023, as compared to $127.4 million in the fourth quarter of 2022. Revenues before reimbursements increased 1.1% to $113.9 million, as compared to $112.6 million in the fourth quarter of 2022.

Net income decreased to $20.9 million, or $0.41 per diluted share, in the fourth quarter of 2023, as compared to $22.5 million, or $0.44 per diluted share, in the same period of 2022. Exponent's consolidated tax rate was 30.4% in the fourth quarter, as compared to 26.2% for the same period in 2022.

EBITDA1 decreased to $30.5 million, or 26.8% of revenues before reimbursements, in the fourth quarter of 2023, as compared to $31.1 million, or 27.6% of revenues before reimbursements in the fourth quarter of 2022.

Fiscal Year 2023 Financial Results

Total revenues increased 4.6% to $536.8 million for fiscal year 2023, as compared to $513.3 million in fiscal year 2022. Revenues before reimbursements increased 7.2% to $497.2 million, as compared to $463.8 million in fiscal year 2022.

Net income was $100.3 million, or $1.94 per diluted share, during fiscal year 2023, as compared to $102.3 million, or $1.96 per diluted share, in fiscal year 2022. The tax benefit for the classification of tax adjustments associated with share-based awards realized during fiscal year 2023 was $3.6 million or $0.07 per diluted share, as compared to $5.8 million or $0.11 per diluted share during fiscal year 2022. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 26.2% in fiscal year 2023, as compared to 22.6% in fiscal year 2022.

EBITDA1 increased to $137.7 million, or 27.7% of revenues before reimbursements, in fiscal year 2023, as compared to $137.2 million, or 29.6% of revenues before reimbursements, in fiscal year 2022.

In a separate press release today, Exponent announced an increase in its quarterly cash dividend from $0.26 to $0.28 to be paid on March 22, 2024 and reiterated its intent to continue to pay quarterly dividends. Additionally, our Board of Directors approved an increase in our current stock repurchase program bringing our total authorization to $100 million.

During fiscal year 2023, Exponent paid $54.0 million in dividends, repurchased $24.2 million of common stock, and closed the period with $187.2 million in cash and cash equivalents.

Business Overview

Exponent’s engineering and other scientific segment represented 84% of the Company’s revenues before reimbursements in the fourth quarter of 2023 and 83% of revenues before reimbursements in fiscal year 2023. Revenues before reimbursements in this segment increased 2% in the fourth quarter and increased 8% during fiscal year 2023 as compared to the prior year period. Growth during the quarter and full year was driven by demand for Exponent’s services across the transportation and energy sectors.

Exponent’s environmental and health segment represented 16% of the Company’s revenues before reimbursements in the fourth quarter and 17% of revenues before reimbursements in fiscal year 2023. Revenues before reimbursements in this segment decreased 3% for the fourth quarter and increased 5% during the full year 2023, compared to the same period in the prior year. Fourth quarter revenue in this segment was impacted by client budget constraints which resulted in delays in litigation work. Growth in this segment for the year was primarily driven by Exponent’s safety-related work evaluating the impacts of chemicals on human health and the environment.

Business Outlook

“With a challenging comparison in our reactive business, as well as ongoing headwinds in the consumer electronics industry and macro-related uncertainty, we expect revenue before reimbursements to be flat to down modestly in 2024,” commented Richard Schlenker, Executive Vice President and Chief Financial Officer. “Our confidence in the long-term growth trajectory of the business is unwavering, underscored by our Board of Directors’ recent approval of an increase in the Company’s quarterly dividend and increase to our share repurchase authorization.”

For the first quarter of 2024 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to be flat to down in the low-single digits; and,
  EBITDA1 to be 26.0% to 27.0% of revenues before reimbursements.

For fiscal year 2024 as compared to fiscal year 2023, Exponent anticipates:

  Revenues before reimbursements to be flat to down in the low-single digits; and,
  EBITDA1 to be 25.75% to 26.5% of revenues before reimbursements.

“While our fourth quarter results and 2024 guidance reflect the realities and uncertainties of today’s marketplace, our fundamental market drivers and long-term value proposition remain strong. As innovation drives complexity and safety expectations to new heights, the consequences of failure will continue to escalate and our breakthrough insights will illuminate the path forward. The actions we are taking to expand our competitive moat and develop our exceptional talent position us to deliver long-term organic revenue growth, improve utilization and expand margins,” concluded Dr. Corrigan.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, February 1, 2024, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (844) 481-2781 or (412) 317-0672. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 4567550.

Use of non-GAAP Financial Measures 1

EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation, and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income, and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present, and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Exponent has provided its outlook regarding EBITDA as a percentage of revenues before reimbursements. The Company has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided and the Company is unable to estimate with reasonable certainty the effect of these items without unreasonable effort. For example, the Company is unable to estimate with reasonable certainty the impact of equity awards on Exponent’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on Exponent’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

About Exponent

Exponent brings together 90+ technical disciplines and 950+ consultants to help our clients navigate the increasing complexity of more than a dozen industries, connecting decades of pioneering work in failure analysis to develop solutions for a safer, healthier, more sustainable world.

Exponent's consultants deliver the highest value by leveraging multidisciplinary expertise and resources from across Exponent's offices in North America, Asia, and Europe. Exponent's consultants, laboratories, databases, and computing resources work seamlessly together around the globe, enabling us to produce the breakthrough insights needed to help multinational companies, startups, law firms, insurance companies, governments, and society respond to incidents and push their products and processes forward.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 29, 2023 and December 30, 2022
(unaudited)
(in thousands, except per share data)

	Quarters Ended		Years Ended
	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022

Revenues
Revenues before reimbursements	$113,872	$112,589	$497,189	$463,820
Reimbursements	9,028	14,766	39,577	49,473

Revenues	122,900	127,355	536,766	513,293

Operating expenses
Compensation and related expenses	78,858	74,253	319,886	264,235
Other operating expenses	10,678	9,341	41,541	35,083
Reimbursable expenses	9,028	14,766	39,577	49,473
General and administrative expenses	5,942	6,960	24,440	23,660

Total operating expenses	104,506	105,320	425,444	372,451

Operating income	18,394	22,035	111,322	140,842

Other income (expense), net
Interest income, net	1,929	1,262	7,150	2,096
Miscellaneous income, net	9,765	7,222	17,424	(10,704)
Total other income (expense), net	11,694	8,484	24,574	(8,608)

Income before income taxes	30,088	30,519	135,896	132,234

Income taxes	9,159	7,995	35,557	29,904

Net income	$20,929	$22,524	$100,339	$102,330

Net income per share:
Basic	$0.41	$0.44	$1.96	$1.98
Diluted	$0.41	$0.44	$1.94	$1.96

Shares used in per share computations:
Basic	51,017	51,105	51,152	51,727
Diluted	51,446	51,649	51,635	52,280

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
December 29, 2023 and December 30, 2022
(unaudited)
(in thousands)

	December 29,	December 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$187,150	$161,458
Accounts receivable, net	167,360	170,114
Prepaid expenses and other assets	25,022	17,585
Total current assets	379,532	349,157
Property, equipment and leasehold improvements, net	75,318	65,539
Operating lease right-of-use asset	24,600	18,007
Goodwill	8,607	8,607
Other assets	158,720	145,352
Total Assets	$646,777	$586,662

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$22,125	$29,115
Accrued payroll and employee benefits	111,773	105,822
Deferred revenues	21,709	18,834
Operating lease liability	6,302	5,258
Total current liabilities	161,909	159,029
Other liabilities	106,824	93,538
Operating lease liability	21,959	13,343
Total liabilities	290,692	265,910

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	321,448	301,002
Accumulated other comprehensive loss	(2,977)	(3,587)
Retained earnings	574,082	528,810
Treasury stock, at cost	(536,534)	(505,539)
Total stockholders' equity	356,085	320,752
	$646,777	$586,662

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended December 29, 2023 and December 30, 2022
(unaudited)
(in thousands)

	Quarter Ended		Years Ended
	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022

Net Income	$20,929	$22,524	$100,339	$102,330

Add back (subtract):

Income taxes	9,159	7,995	35,557	29,904
Interest income, net	(1,929)	(1,262)	(7,150)	(2,096)
Depreciation and amortization	2,381	1,855	8,916	7,079

EBITDA (1)	30,540	31,112	137,662	137,217

Stock-based compensation	3,180	4,292	20,357	20,364

EBITDAS (1)	$33,720	$35,404	$158,019	$157,581

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.